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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-A/A
                                (AMENDMENT NO. 1)

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            Ivivi Technologies, Inc.
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             (Exact name of registrant as specified in its charter)


               New Jersey                                22-2956711
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

135 Chestnut Ridge Road, Montvale, New Jersey                 07645
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   (Address of principal executive offices)                (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                 Name of each exchange on which
          to be so registered                 each class is to be registered

    common stock, without par value             The NASDAQ Stock Market LLC
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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: _________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:


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                                (Title of Class)


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                                (Title of Class)

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EXPLANATORY NOTE

         This Amendment No. 1 to Registration Statement on Form 8-A initially filed with the Securities and Exchange Commission (the "Commission") on October 16, 2006, is being filed by Ivivi Technologies, Inc. (the "Company") to reflect the change in the national securities exchange on which the common stock, without par value, of the Company (the "Common Stock") is listed. The NASDAQ Stock Market has approved the Common Stock for listing on the NASDAQ Capital Market, and the Common Stock is expected to begin trading on such market on January 2, 2008.

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the Common Stock set forth under the caption "Description of Capital Stock" in the Company's Registration Statement on Form SB-2 (File No. 333-122768), initially filed with the Commission on February 11, 2005, as amended, including the prospectus contained therein filed pursuant to Rule 424(b) pursuant to the Securities Act of 1933, as amended, and any and all amendments and reports filed for the purpose of updating such description, are incorporated herein by reference.

ITEM 2.  EXHIBITS.

         In accordance with the Instructions as to Exhibits of Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The NASDAQ Stock Market LLC, and the securities registered hereby are not to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1933, as amended.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  December 31, 2007                      IVIVI TECHNOLOGIES, INC.



                                              By: /s/ Andre' DiMino
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                                                  Andre' DiMino
                                                  Co-Chief Executive Officer


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